CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 4 to Registration Statement No. 811-23045 on Form N-1A of our report dated December 14, 2015, relating to the statement of assets and liabilities of Lyons Small Cap Fund as of December 7, 2015, and to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are a part of such registration statement.

/s/ WithumSmith+Brown, PC
Boston, Massachusetts
December 28, 2015